SIXTH  AMENDMENT AND WAIVER dated as of October 17, 1997
                        to the Revolving Credit Loan Agreement dated January 31, 1995 (the "Agreement"), as amended by the First Amendment dated as of August 3, 1995, the Second Amendment and Waiver dated as of November 10, 1995,
                        Amendment of Revolving Credit Loan Agreement dated December 27, 1995, the Fourth Amendment and Waiver dated as of May 2, 1997, and the Fifth Amendment and Waiver dated as of September 23, 1997 (the Agreement together with each of the amendments, the "Loan Agreement") among TII International, Inc., a Delaware Corporation with offices at 1385 Akron Street, Copiague, New York 11726 (the "Borrower"), TII Industries, Inc., a Delaware corporation with offices at 1385 Akron Street, Copiague, New York 11726 ("Industries") and The Chase Manhattan Bank (f/k/a Chemical Bank), a New York State Banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank") and to the Master Lease Purchase Agreement Number 00009, dated January 12, 1998, as amended by a letter dated February 1, 1996 (the "Lease Agreement") by and between the
                        Borrower and Chase Equipment Leasing, Inc. (f/k/a ChemLease Worldwide, Inc.) ("Leasing"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

            WHEREAS, the Lease Agreement provides that the financial covenants contained in any credit facility provided by the Bank to the Borrower shall apply to the Lease Agreement as continuing covenants; and

            WHEREAS, the Borrower and Industries have requested and the Bank and Leasing have each agreed, subject to the terms and conditions of this Sixth Amendment and Waiver, to amend and waive compliance with certain provisions of the Loan Agreement and the Lease Agreement (by incorporation) to reflect requests made by the Borrower to the Bank and Leasing in the manner hereafter set forth;

            NOW, THEREFORE, In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Waiver of and  Amendment to Article 7,  Negative  Covenant,  Section
            7.16.

            Compliance with Section 7.16 of the Loan Agreement is hereby waived for the Fiscal Quarter ending September 26, 1997, provided that the Consolidated Net Loss during such Fiscal Quarter does not exceed Five Hundred Thousand and No/100 Dollars ($500,000). The Borrower, Industries and the Subsidiaries will be permitted to Incur (i) a Consolidated

            Net Loss for fiscal Quarter ending December 26, 1997 provided that such loss for such Fiscal Quarter does not exceed Five Hundred Thousand and No/100 Dollars ($500,000) and (ii) a Consolidated Net Loss (excluding extraordinary gains) for four Fiscal Quarters in the four Fiscal Quarter period ending March 27, 1998; and two Fiscal Quarters in the four Fiscal Quarter period ending June 26, 1998.

2.          Waiver of and  Amendment to Article 7, Negative  Covenants.  Section
            7.17 Debt Service Ratio.

            Compliance with Section 7.17 of the Loan Agreement is hereby waived for the Fiscal Quarter ending September 26, 1997 to permit the Debt Service Ratio of Industries and its subsidiaries to be no less than -0.6 to 1 for such Fiscal Quarter. The Borrower, Industries and the Subsidiaries will be permitted to have a Debt Service Ratio of not less than (i) -0.7 to 1 for the Fiscal Quarter ending December 26, 1997; (ii) -0.7 to 1 for the Fiscal Quarter ending March 27, 1998 and (iii) -0.1 to 1 for the Fiscal Quarter ending June 26, 1998.

3.          Amendment to Article 8. Events of Default. Section 8.01(n).

            Section 8.01(n) is hereby deleted in its entirety and replaced with the following:

                        (n) (i) the Roach Family Member shall cease to own 7.5% of all voting stock in Industries, or (ii) Timothy J. Roach shall cease to actively manage the day-to-day operations of the Borrower and the Guarantors;

4.          Amendment  to Article 6.  Affirmative  Covenants  applicable  to the
            Loans.

            Article 6. Of the Loan Agreement is hereby amended by the addition of the following section:

                        Section 6.16. Equity Offering. Borrower, Industries and the Subsidiaries agrees that in the event that Borrower, Industries and/or the Subsidiaries complete one or more equity offering (whether private or public or a combination thereof) in an amount equal to or greater than $3,500,000 in the aggregate (collectively, the "Equity Offering") the Bank and the Borrower, Industries and the Subsidiaries will agree to a modification of the existing negative covenants contained in Article 7 of this Loan Agreement to reflect the equity raised as a result of the Equity Offering, provided that if no agreement is reached within 45 days following completion of the Equity Offering, the Bank, in its sole discretion, may terminate the commitment and declare all amounts outstanding pursuant to this Loan Agreement, the Note and the other Financing Documents to be immediately due and payable. The Bank may require another such modification for each Equity Offering that occurs after such a modification.

            Expenditures

            Section 7.09 shall be modified by adding the following language to the end of the existing covenant:

                        except that during fiscal years ending June 26, 1998 and June 25, 1999, the Borrower, Industries and the Subsidiaries shall be permitted to make capital expenditures (including capital leases) for property, plant, machinery and equipment in an amount not to exceed $10,000,000 in the aggregate during such Fiscal Years, provided that (i) the capital expenditures incurred during Fiscal Year ending June 26, 1998 shall not exceed $6,000,000 and (ii) the Equity Offering is completed by December 26, 1997, and raises gross proceeds (before discounts, commissions and expenses) of at least $7,000,000.

            THIS SIXTH AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

            Except as expressly amended or waived hereby, the Loan Agreement and the Lease Agreement shall remain in full force and affect in accordance with the original terms thereof. This Sixth Amendment and Waiver herein is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Loan Agreement or the Lease Agreement or any breach, default or Event of Default which may occur or may have occurred under the Loan Agreement or the Lease Agreement.

            The Borrower and Industries hereby represent and warrant that, after giving effect to this Sixth Amendment and Waiver, no Event of Default or defaults exists under the Loan Agreement, the Lease Agreement or any other related documents.

            THIS SIXTH AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one Sixth Amendment and Waiver.

            THIS SIXTH AMENDMENT AND WAIVER shall become effective when duly executed counterparts hereof which, when taken together bear the signatures of each of the parties hereto shall have been delivered to the Bank and Leasing.

            IN WITNESS WHEREOF, the Borrower, Industries, the Bank and Leasing have caused this Sixth Amendment and Waiver to be duly executed by their duly authorized officers all as of the date and year first above written.

                                    TII INTERNATIONAL, INC.


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TII INDUSTRIES, INC.


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President


                                    THE CHASE MANHATTAN BANK

                                    BY:  /s/ Christopher G. Zimmerman
                                       -------------------------------------
                                        Christopher G. Zimmerman, Vice President

                                             CHASE EQUIPMENT LEASING, INC.

                                    BY:  /s/ Raymond P. Masalitis
                                       -------------------------------------
                                        Raymond P. Masalitis, Vice President

                                     CONSENT

            The undersigned, as Guarantors of the obligations of TII International, Inc. Hereby Consent to the execution and delivery by TII International, Inc. and TII Industries, Inc. of this Sixth Amendment and Waiver and hereby confirm that they remain fully bound by the terms of the Joint and Several Guaranty of Payment dated January 31, 1995 to which they are a party.

                                    TII INTERNATIONAL, INC.


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TII INDUSTRIES, INC.


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TII DITEL, INC.

                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TII CORPORATION


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TELECOMMUNICATIONS INDUSTRIES, INC.

                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President

                                    TII DOMINICANA, INC.


                                    BY:  /s/ Paul G. Sebetic
                                       -------------------------------------
                                            Paul G. Sebetic, Vice President